EXHIBIT 23.1


 DAVIDSON & COMPANY      Chartered Accountants          A Partnership of Incorporated Professionals
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August 31, 2000


NEWSGURUS.COM, INC.
c/o 1000 - 409 Granville Street
Vancouver, BC
V6C 1T2

RE:  FORM SB-2/A

Dear Sirs:

We refer to the Form SB-2/A Registration Statement of NewsGurus.com, Inc. (the "Company") filed pursuant to the Securities Exchange Act of 1933, as amended.

We conducted an audit of the Company's financial statements and have provided an audit report dated August 14, 2000 in connection with the preparation of the Form SB-2/A. We hereby consent to the filing of our audit report as part of the aforementioned Registration Statement.






                                                          /s/ DAVIDSON & COMPANY
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                                                              DAVIDSON & COMPANY

Vancouver, Canada                                          Chartered Accountants


                          A Member of SC INTERNATIONAL
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             Suite 1200, Stock Exchange Tower, 609 Granville Street,
         P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172